UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2012

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-27465 (Commission File Number)	26-1469061 (IRS Employer Identification No.)

16540 Pointe Village Drive, Suite 205
Lutz, Florida 33358
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 920-9435

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable.
(b)
On August 14, 2012, Amjad Tareen, Innovative Software Technologies, Inc.’s (the “Company”) President and Director gave notice to the Company of his resignation, effective August 14, 2012. There were no disagreements between the Company and Mr. Tareen at the time of Mr. Tareen’s resignation.  Mr. Tareen is resigning to pursue another career opportunity.  There was no employment agreement with Mr. Tareen and no compensation is due Mr. Tareen.

(c)
In connection with the resignation of Mr. Tareen, the Company announced that Mr. Peter Peterson accepted appointment as President and as a Director of the Company effective August 14, 2012.  Mr. Peterson  also serves as President of Znergy, Inc. a wholly owned subsidiary of the Company.  There are no written or unwritten agreements between the Company and Mr. Peterson.

(d)	Not applicable.
(e)	Not applicable.
(f)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

Date: August 20, 2012	By:	/s/ Peter Peterson
Peter Peterson
President